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                                                                  Exhibit 10.42
NationsBank, N.A.


                                Promissory Note

Date April 30, 1999 [X] New [ ] Renewal Amount $5,000,000.00 Maturity Date April 1, 2000

Between:                                 and
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Bank:                                  Borrowers:

NationsBank, N.A.                      Beth Kaplan
Banking Center:                        Bruce Sholk
Private Client Group                   General Delivery
101 South Tryon Street                 Stevenson, MD  21153
Plaza 7th Floor                        County of Baltimore
Charlotte, NC  28255



(Street address including county)    (Name and street address, including county)
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FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of FIVE MILLION and 00/100 Dollars ($5,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below. [This Note contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.]


RATE

[ ] Prime Rate. The Rate shall be the Prime Rate, plus one percent, per annum. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

[ ]  Fixed Rate.  The Rate shall be fixed at _____ percent per annum.

[x]  Other.

          The rate shall be equal to the sum of (i) the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16th of one percent) determined by Bank, in accordance with its customary general practice from time to time, to be the rate equal to the London Interbank Offered Rate (expressed as a percentage) for dollar deposits as would be quoted by Bank at 11:00 a.m. London time, or as soon thereafter as practicable, on the second day on which commercial banks are open for international business in London immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance
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assessment rates and other regulatory costs, and (ii) 2.0%. "Interest Period"
means (i) initially, the period commencing on the date the initial Loan evidenced by this Note is made and ending on the first business day of the immediately following calendar month, and (ii) thereafter, the period commencing on the last business day of the immediately preceding Interest Period and ending on the first business day of the immediately following calendar month, in each case during which interest on the outstanding principal amount shall be calculated by reference to the London Interbank Offered Rate, determined as of the second day on which commercial banks are open for international business in London before the commencement of that Interest Period; provided, however, that any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of New York; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

ACCRUAL METHOD

Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be:

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PAYMENT SCHEDULE

All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

[ ] Principal Plus Accrued Interest. Principal shall be paid in consecutive equal installments of $_______________, plus accrued interest, payable [ ]monthly, [ ]quarterly or [ ] ______________, commencing on _______________,
19___ and continuing on the [ ] same day [ ] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and accrued interest due on ___________________, 19___.

[ ] Fixed Principal and Interest. Principal and interest shall be paid in consecutive equal installments of $_______________, payable [ ]monthly, [ ]quarterly or [ ] ____________, commencing on _______________, 19___, and continuing on the same day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest due thereon on _______________, 19___. If, on any payment date, the accrued interest exceeds the interest portion of the installment amount set forth above, the excess amount will be due with the next scheduled payment.

[X] Single Principal Payment. Principal shall be paid in full in a single payment on April 1, 2000. Interest thereon shall be paid [ ] at maturity, or else [X] monthly, [ ] quarterly or [ ] ______________, commencing on May 1, 1999, and continuing on the first day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

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[ ]  Other.

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REVOLVING FEATURE

[X] Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrower (i) is not in default under any
                     --------
provision of this Note, any other document executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, (ii) the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower, and (iii) Borrower complies with the provisions of Paragraphs 4 and 5 of the Additional Terms and Conditions attached hereto and made a part hereof. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

[ ] Uncommitted Facility. Borrower acknowledges and agrees that notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

[ ]  Out-Of-Debt Period.  For a period of at least ___ consecutive days during
[_] each fiscal year [_] any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

AUTOMATIC PAYMENT

[ ] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number ____________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

Borrower represents to Bank that the proceeds of the Loans made hereunder are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note, including the Additional Terms and Conditions attached hereto and made a part hereof, and hereby executes this Note intending to create an instrument executed under Seal.

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FINAL AGREEMENT:  THIS WRITTEN PROMISSORY NOTE AND ANY OTHER RELATED LOAN
DOCUMENTS CONSTITUTE THE ENTIRE AND FINAL AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR WRITTEN AGREEMENTS AND ALL PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES REGARDING ALL ISSUES ADDRESSED IN THOSE LOAN DOCUMENTS.

Borrower                                 Corporate or Partnership Borrower

_______________________________(Seal)
_______________________________

                                         Corporate or Partnership Name
Beth Kaplan
-------------------------------

By: /s/ Beth Kaplan
    ___________________________(Seal)
Print Individual's Name

_______________________________(Seal)
_______________________________
                                         Print Name and Title
Bruce Sholk
-------------------------------

By: /s/ Bruce Sholk
-------------------------------
Print Individual's Name                  Attest (If Applicable)
                                         Corporate Seal

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ADDITIONAL TERMS AND CONDITIONS

1. Waivers, Consents and Covenants. Borrower, Rite Aid Corp. (the "Guarantor"), any endorser, or guarantor hereof or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally:
(a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, the Guaranty (as defined in Section 4 hereof), the letter agreement dated the date hereof, made by the Borrower and addressed to the Bank, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection of this Note or of any endorsement or guaranty hereof and/or the enforcement of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceeding or other proceeding.

2. Prepayments. Prepayments may be made in whole or in part at any time and from time to time, provided that Bank shall have received notice at least two business days prior to such prepayment. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion.

3. Delinquency Charges. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of the unpaid portion of any payment that is more than fifteen days late. Unless the terms of this Note call for repayment of the entire balance of this Note (both principal and interest) in a single payment and not for installments of interest or principal and interest, the 4% delinquency charge may be imposed not only with respect to regular installments of principal or interest or principal and interest, but also with respect to any other payment in default under this Note (other than a previous delinquency charge), including without limitation, a single payment of principal due at the maturity of this Note. In the event any installment, or portion thereof, is not paid in a timely manner, subsequent payments will be applied first to the past due balance (which shall not include any previous delinquency charges), specifically to the oldest maturing installment, and a separate delinquency charge will be imposed for each payment that becomes due until the default is cured.

4. Conditions to Initial Loan. The obligation of the Bank to make the initial Loan hereunder shall be subject to the condition precedent that on or prior to the date of such Loan: (a) the Bank shall have received the following, each in form and substance satisfactory to the Bank: (i) a guaranty made by the Guarantor in favor of the Bank (the "Guaranty"), with respect to the obligations of the Borrower under this Note, (ii) a copy of the resolutions adopted by the Board of Directors of the Guarantor, certified as of the date of this Note by an authorized officer thereof, authorizing (A) the transactions contemplated by the Guaranty to which the Guarantor is a party, and

                                      -5-
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(B) the execution, delivery and performance by the Guarantor of the Guaranty and the execution and delivery of the other documents to be delivered by the Guarantor in connection herewith, (iii) a certificate of an authorized officer of the Guarantor, certifying the names and true signatures of the officers of the Guarantor authorized to sign the Guaranty to which the Guarantor is a party and the other documents to be executed and delivered by the Guarantor in connection herewith, together with evidence of the incumbency of such authorized officer, and (iv) such agreements, instruments, approvals, opinions and other documents as the Bank may reasonably request, (b) Bank shall have received the closing fee (as described herein), and (c) all proceedings in connection with the making of such Loan and the other transactions contemplated by this Note, the other Loan Documents and all documents incidental thereto shall be satisfactory to the Bank and its special counsel, and the Bank and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Bank or such special counsel may reasonably request.

5. Conditions to All Loans. The obligation of the Bank to make any Loan (including the initial Loan) shall be subject to the conditions precedent that on the date of such Loan (a) the following statements shall be true, and the acceptance of the proceeds of each Loan by any Borrower shall be deemed to be a representation and warranty of each Borrower on the date of such Loan that:

               (i) The representations and warranties made by Borrower to the Bank herein are correct on and as of the date of such Loan as though made on and as of such date;

               (ii) No event has occurred and is continuing, or would result from such Loan, which constitutes an Event of Default (as defined in Paragraph 7 hereof) or would constitute an event of default but for the requirement that notice be given or time elapse or both; and

               (iii) No material adverse change in the financial condition, assets or prospects of either Borrower shall have occurred and be continuing; and

     (b) the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request; and

     (c) the making of such Loan shall not contravene any law, rule or regulation applicable to the Borrowers or the Bank.

6. Closing Fee. The Borrower agrees to pay to Bank a nonrefundable closing fee equal to one-half of one percent of $4,650,000 ($23,250), payable on the date of this Note.

7. Events of Default. The following are events of default (each an "Event of Default") hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate of NationsBank Corporation, whether under this Note or any other document executed in connection with this Note or any Loan Document, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party;
(c) the death of any Obligor (if an individual), (d) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (e) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (f) the determination by Bank that any representation or warranty made to Bank by any Obligor in this Note or any

                                      -6-
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Loan Document or otherwise is or was, when it was made, untrue or materially misleading; (g) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (h) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (i) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (j) the determination by Bank that it is insecure for any reason; or (k) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor.

8. Remedies upon Default.  Whenever there is an Event of Default under this Note
(a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"), and/or (c) the Bank may exercise any or all of its rights and remedies under the other Loan Documents. The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving the Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Bank is hereby authorized at any time to set off and charge against any deposit accounts of any Obligor, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

9. Non-waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.
All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

10. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of New York. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of New York or the United States located within the State of New York and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

11. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of

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this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

12. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT, DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          A.  SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY
              -------------
OF ANY BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          B.  RESERVATION OF RIGHTS.  NOTHING IN THIS ARBITRATION PROVISION
              ---------------------
SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

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13. Binding Effect.  This Note shall be binding upon and inure to the benefit of
Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of the Borrower or the Obligors hereunder can be assigned without prior written consent of Bank.

14. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Document concerning this obligation, the Note shall control over any other document, and if the Note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue. Borrower confirms that the letter agreement dated the date hereof, made by the Borrower in favor of the Bank, contains certain representations, warranties and covenants, and that it shall constitute an Event of Default hereunder if any representation or warranty made in such letter agreement shall be false or misleading in any material respect, or if Borrower fails to perform or observe any covenant, agreement or provision in such letter agreement.

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